EXHIBIT NO. 99-1

Niagara Mohawk, NYSEG, Rochester Gas and Electric and Central Hudson to sell Nine Mile Point nuclear assets to Constellation Nuclear in deal valued at $1.04 billion

Value includes $815 million in cash and payments, $134 million in interest and $88 million in decommission savings

Syracuse – Dec. 12 – Niagara Mohawk Power Corp. will sell its ownership of the Nine Mile Point 1 and 2 nuclear plants, and New York State Electric & Gas Corp., (NYSEG) Rochester Gas & Electric Corp., and Central Hudson Gas & Electric Corp. have agreed to sell their ownership of the Nine Mile 2 nuclear plant, to Constellation Nuclear, under an agreement announced today.

Constellation Nuclear was the successful bidder in a competitive auction for the plants. The purchase price is $815 million in cash and payments and $134 million in interest for 82 percent of the 1,148-megawatt Nine Mile Point 2 plant and 100 percent of the 609-megawatt Nine Mile Point 1 plant. Of the purchase price, $407.5 million will be paid at closing and another $407.5 million in principal and $134 million in interest will be paid in five annual payments. The total of payments and interest for the 82 percent of Nine Mile 2 is $676.6 million. The total of payments and interest for Nine Mile 1 is $272.6 million.

The sellers’ pre-existing decommission funds will be transferred to Constellation, who will take responsibility for all future decommissioning funding. No additional funding from the sellers is required, a saving to the sellers of $88 million.

Constellation Nuclear, a wholly owned subsidiary of Constellation Energy (NYSE:CEG), is the owner and operator of the two-unit Calvert Clifts nuclear plant in Maryland.

Niagara Mohawk is a wholly owned subsidiary of Niagara Mohawk Holdings, Inc. (NYSE:NMK). NYSEG is a wholly owned subsidiary of Energy East Corp. (NYSE: EAS). Rochester Gas and Electric is a wholly owned subsidiary of RGS Energy Group (NYSE: RGS). Central Hudson is a wholly owned subsidiary of CH Energy Group, Inc. (NYSE:CHG). The Long Island Power Authority, an 18 percent owner of Nine Mile 2, is not participating in the sale.

The sale is consistent with an April New York State Public Service Commission order urging the owners to determine the market value of the plants through an open, competitive process. Department of Public Service staff participated in the auction process.

Niagara Mohawk will receive $145 million at closing and five annual principal and interest payments totaling $193 million for its 41 percent ownership share of Nine Mile 2. NYSEG will receive $64 million at closing and five annual principal and interest payments totaling $85 million for its 18 percent ownership share of Nine Mile 2. Rochester Gas and Electric will receive $ 50 million at closing and five annual principal and interest payments totaling $66 million for its 14 percent ownership share of Nine Mile 2. Central Hudson will receive $32 million at closing and five annual principal and interest payments totaling $42 million for its 9 percent ownership share of Nine Mile 2. Niagara Mohawk will also receive $117 million at closing and five annual principal and interest payments totaling $155 million for its 100 percent ownership share of Nine Mile 1. All payments are subject to purchase price adjustments at the time of closing.

Also part of the transaction is a purchase power agreement calling for Constellation Nuclear to provide electricity to the sellers at negotiated competitive prices for approximately 10 years. After the completion of the purchase power agreement a revenue sharing agreement begins, which will provide a hedge against electricity price increases and could provide the sellers additional future revenue through 2021. Both the purchase power agreement and the revenue sharing agreement are based on plant output.

The sale of the plants furthers the state’s initiative to separate electricity generation from transmission and distribution, said Niagara Mohawk chairman and chief executive officer William E. Davis, speaking on behalf of the selling utilities.

“The competitive auction process maximized the value for the plants and puts them in the hands of a proven nuclear organization committed to the continued safe and efficient operations of the plants,” Davis said. “The sale also protects customers and shareholders from unforeseen operating and decommissioning costs.”

As part of the agreement, Constellation Nuclear will offer to continue employment to the approximately 1,330 employees at the two plants and will become the successor to the collective bargaining agreement with the International Brotherhood of Electrical Workers Local 97.

The Nuclear Regulatory Commission, Federal Energy Regulatory Commission, New York State Public Service Commission, and other regulatory bodies must approve the sale. The transaction is targeted to close in mid-2001.

Constellation Energy, parent company of Constellation Nuclear, is a holding company whose subsidiaries include energy-related businesses focused mostly on power marketing, generation and portfolio management, plus BGE, which provides service to more than 1.1 million electric customers and 590,000 natural gas customers in Central Maryland.

Nine Mile Point is a two-unit boiling water reactor site. Nine Mile 1 began producing electricity in 1969. Nine Mile 2 began producing electricity in 1988. Niagara Mohawk operates both plants. The plants are located in Scriba, N.Y., approximately 40 miles north of Syracuse.

J. P. Morgan & Co. Inc. acted as co-auction manager and financial advisor to Niagara Mohawk and NYSEG.

Navigant Consulting Inc. acted as co-auction manager and financial advisor to Rochester Gas and Electric and Central Hudson.

Note to Editors:

A media conference call will be conducted today at 11:15 a.m. Eastern Standard Time. To join the conference call, please dial 1-800-683-1535 after 11:05 a.m., ask to be connected to the “Nuclear Plants” call. For those unable to join the call at that time, a replay will be available for 48 hours by calling 866-334-7071.

Media Contacts:

Niagara Mohawk – Alberto Bianchetti 315–349–7183
NYSEG – Clayton Ellis 607–762–7336
RG&E – Mike Power 716–724–8828
Central Hudson – Denise VanBuren 845–471–8323

Investor Contacts:

Niagara Mohawk – Leon T. Mazur 315–428–5876
NYSEG – Thorn Dickinson 607–347–2561
RG&E – Mark Graham 716–724–8176
Central Hudson – Steven V. Lant 845–486–5254

In a separate news release, Niagara Mohawk said:

The agreement to sell Niagara Mohawk Power Corp.‘s nuclear assets is an important milestone in the planned merger with National Grid Group plc (LSE, NYSE:NGG), Niagara Mohawk Holdings Corp. (NYSE:NMK) Chairman and Chief Executive William E. Davis said today.

“The sale of Niagara Mohawk’s nuclear plants will satisfy a condition of our agreement with National Grid,” Davis said. “Niagara Mohawk and National Grid continue to make progress on planning the integration of the two companies and look forward to gaining the regulatory approvals that will permit the merger’s completion in late 2001. Today’s announcement of a nuclear sale agreement supports that timing.”

Niagara Mohawk today agreed to sell its 41 percent share of the Nine Mile 2 nuclear plant and 100 percent share of the Nine Mile 1 nuclear plant to Constellation Nuclear, a wholly owned subsidiary of Constellation Energy Group (NYSE:CEG), for $262 million in cash and five installments of principal and interest totaling $348 million. In September, National Grid and Niagara Mohawk announced a merger agreement under which National Grid will acquire Niagara Mohawk.

Note to Analysts and Editors:

Analysts:

The company will host an analyst conference call today at 10:00 a.m. Eastern Standard Time. To join the conference call, please dial 800–370–0906 after 9:50 a.m. Only analysts will be able to participate in the question and answer session. For those unable to join the call at that time, a replay will be available for one week by calling 888–695–7641.

In addition, the conference call will be simultaneously webcast live and archived at http://www.vcall.com. Listeners should go to the web site at least fifteen minutes before the event to download and install any necessary audio software. A reply will b available beginning approximately two hours after the event. There is no charge to access this event.

Editors:

A media conference call will be conducted today at 11:15 a.m. Eastern Standard Time. To join the conference call, please dial 1–800–683–1535 after 11:05 a.m., ask to be connected to the “Nuclear Plants” call. For those unable to join the call at that time, a replay will be available for 48 hours by calling 866–334–7071.

NOTE:   These releases contain statements that constitute forward-looking information. Words such as “will” and “expect” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to certain risks, uncertainties and assumptions. All of these forward-looking statements are based on estimates and assumptions made by the company’s management which, although believed by the company’s management to be reasonable, are inherently uncertain. Such forward–looking statements are not guarantees of future performance or results and involve certain risks and uncertainties. Actual results or developments may differ materially from the forward–looking statements as a result of various factors.